Exhibit 10.18

Amendment to Employment Agreement

THIS AMENDMENT TO EMPLOYMENT AGREEMENT is made this 16th day of March, 2020, by and between Aveanna Healthcare LLC, a Delaware limited liability company (the “company”), and Shannon Drake (“Executive”).

WHEREAS, the Company and the Executive are parties to an Employment Agreement dated March 26, 2017 (the “Employment Agreement”); capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Employment Agreement;

WHEREAS, the Company and the Executive desire to amend the Employment Agreement in certain respects, in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises in this Amendment, the parties agree as follows:

1.    Sections 3 and 7 of the Agreement are hereby amended to replace the term “General Counsel” in each place that it appears with the term “General Counsel and Chief Legal Officer”.

2.    The second sentence of Section 4(a)(i) of the Agreement is hereby amended to provide that Executive’s Base Salary shall be increased to Three Hundred Fifty Thousand Dollars ($350,000) per year, effective as of January 1, 2020.

3.    The first sentence of Section 4(b) of the Agreement is hereby amended to replace “forty percent (40%)” with “sixty percent (60%)”.

4.    Except as amended hereby, the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment to Employment Agreement as of the date first written above.

AVEANNA HEALTHCARE LLC

By:	/s/ H. Anthony Strange
H. Anthony Strange

EXECUTIVE

/s/ Shannon Drake
Shannon Drake